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                                                                  EXHIBIT 99(A)

              Calculation of weighted average shares outstanding.

                                                              Six Months Ended June 30,
                                                         ---------------------------------
                                                            1995                   1996
                                                         ----------             ----------
Shares outstanding during period                         14,923,772             15,248,228

Treasury stock                                                   --               (710,203)

Dilutive effect of stock options,
     (using the treasury stock method)                      191,179                240,291
                                                         ----------             ----------

Weighted Average Common and Common Equivalent
     Shares Outstanding                                  15,114,951             14,778,316
                                                         ==========             ==========
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